                                                                    EXHIBIT 99.1



                                    CONSENT



        Each of the following director nominees hereby consents to act as a director of AdForce, Inc., a Delaware corporation, and further consents to being named in AdForce's registration statement on Form S-1, and any amendments thereto, pursuant to the requirements of Item 401(a) of Regulation S-K.



        Effective: April 28, 1999



/s/ Bart Faber                                       /s/ Doug Hickey
--------------------------------------               --------------------------------------
Bart Faber                                           Doug Hickey